COMPARISON OF CHANGE IN VALUE OF $10,000,000 INVESTMENT
    IN DREYFUS INSTITUTIONAL SHORT TERM TREASURY FUND CLASS A
    SHARES AND CLASS B SHARES
    AND THE MERRILL LYNCH TREASURY MASTER INDEX - SHORT-TERM

     EXHIBIT A:
     _____________________________________________________________
    |           |MERRILL LYNCH |    DREYFUS    |        DREYFUS  |
    |           |  TREASURY    |INSTITUTIONAL  |  INSTITUTIONAL  |
    |           |    MASTER    |  SHORT TERM   |   SHORT TERM    |
    |  PERIOD   |   INDEX -    | TREASURY FUND |  TREASURY FUND  |
    |           | SHORT-TERM * |CLASS A SHARES |   CLASS B SHARES|
    |-----------|--------------|---------------|-----------------|
    | 10/29/93  |   10,000,000 |    10,000,000 |      10,000,000 |
    | 12/31/93  |   10,039,381 |    10,037,102 |      10,083,008 |
    |  3/31/94  |    9,989,287 |    10,061,702 |      10,101,904 |
    |  6/30/94  |    9,997,494 |    10,186,895 |      10,221,277 |
    |  9/30/94  |   10,096,045 |    10,284,036 |      10,312,544 |
    | 12/31/94  |   10,096,460 |    10,395,956 |      10,365,760 |
    |  3/31/95  |   10,435,519 |    10,680,331 |      10,696,637 |
    |  6/30/95  |   10,770,059 |    11,033,481 |      11,042,601 |
    |  9/30/95  |   10,931,865 |    11,152,591 |      11,155,305 |
    |-----------|--------------|---------------|-----------------|

     * Source: Merrill Lynch, Pierce, Fenner and Smith Inc.